Exhibit 99.1

PART II
ITEM 6 – SELECTED FINANCIAL DATA

This Selected Financial Data should be reviewed in conjunction with the Consolidated Financial Statements and Notes included in Item 8 of this Report as well as the other disclosures in this Report concerning our historical financial performance, our future prospects and the risks associated with our business and financial performance.

	Year ended December 31				
Dollars in millions, except per share data	2019	2018	2017	2016	2015
Summary of Operations					
Interest income	$ 13,762	$ 12,582	$ 10,814	$ 9,652	$ 9,323
Interest expense	3,797	2,861	1,706	1,261	1,045
Net interest income	9,965	9,721	9,108	8,391	8,278
Noninterest income	6,874	6,469	6,144	6,089	6,234
Total revenue	16,839	16,190	15,252	14,480	14,512
Provision for credit losses	773	408	441	433	255
Noninterest expense	10,574	10,296	10,398	9,476	9,463
Income from continuing operations before income taxes and noncontrolling interests	5,492	5,486	4,413	4,571	4,794
Income taxes from continuing operations	901	928	(185)	1,115	1,195
Net income from continuing operations	4,591	4,558	4,598	3,456	3,599
Income from discontinued operations before taxes	988	942	1,077	682	713
Income taxes from discontinued operations	161	154	287	153	169
Net income from discontinued operations	827	788	790	529	544
Net income	5,418	5,346	5,388	3,985	4,143
Less: Net income attributable to noncontrolling interests	49	45	50	82	37
Preferred stock dividends	236	236	236	209	220
Preferred stock discount accretion and redemptions	4	4	26	6	5
Net income attributable to common shareholders	$ 5,129	$ 5,061	$ 5,076	$ 3,688	$ 3,881
Per Common Share					
Basic earnings from continuing operations	$ 9.59	$ 9.11	$ 8.87	$ 6.35	$ 6.47
Basic earnings from discontinued operations	1.84	1.68	1.62	1.07	1.05
Total basic earnings	$ 11.43	$ 10.79	$ 10.49	$ 7.42	$ 7.52
Diluted earnings from continuing operations	$ 9.57	$ 9.06	$ 8.79	$ 6.27	$ 6.38
Diluted earnings from discontinued operations	1.82	1.65	1.57	1.03	1.01
Total diluted earnings	$ 11.39	$ 10.71	$ 10.36	$ 7.30	$ 7.39
Book value	$ 104.59	$ 95.72	$ 91.94	$ 85.94	$ 81.84
Cash dividends declared	$ 4.20	$ 3.40	$ 2.60	$ 2.12	$ 2.01
Effective tax rate from continuing operations (a)	16.4%	16.9%	(4.2)%	24.4%	24.9%
Performance Ratios from Continuing Operations					
Net interest margin (b)	2.89%	2.97%	2.87 %	2.73%	2.74%
Noninterest income to total revenue	41%	40%	40 %	42%	43%
Efficiency	63%	64%	68 %	65%	65%
Return on:					
Average common shareholders' equity	11.50%	11.83%	12.09 %	8.85%	9.50%
Average assets	1.35%	1.41%	1.45 %	1.10%	1.17%

(a) The effective tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

(b) Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest margins, we use net interest income on a taxable-equivalent basis in calculating average yields used in the calculation of net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. For additional information, see Reconciliation of Taxable-Equivalent Net Interest Income (Non-GAAP) Statistical Information (Unaudited) in Item 8 of this Report.

Dollars in millions, except as noted	At or for the year ended December 31 2019	2018	2017	2016	2015
Balance Sheet Highlights					
Assets	$ 410,295	$ 382,315	$ 380,768	$ 366,380	$ 358,493
Loans	$ 239,843	$ 226,245	$ 220,458	$ 210,833	$ 206,696
Allowance for loan and lease losses	$ 2,742	$ 2,629	$ 2,611	$ 2,589	$ 2,727
Interest-earning deposits with banks (a)	$ 23,413	$ 10,893	$ 28,595	$ 25,711	$ 30,546
Investment securities	$ 86,824	$ 82,701	$ 76,131	$ 75,947	$ 70,528
Loans held for sale	$ 1,083	$ 994	$ 2,655	$ 2,504	$ 1,540
Equity investments	$ 5,176	$ 4,878	$ 3,816	$ 3,842	$ 3,961
Asset held for sale (b)	$ 8,558	$ 8,016	$ 7,576	$ 6,886	$ 6,626
Mortgage servicing rights	$ 1,644	$ 1,983	$ 1,832	$ 1,758	$ 1,589
Goodwill	$ 9,233	$ 9,218	$ 9,173	$ 9,103	$ 9,103
Other assets	$ 32,202	$ 34,408	$ 27,894	$ 27,506	$ 26,566
Noninterest-bearing deposits	$ 72,779	$ 73,960	$ 79,864	$ 80,230	$ 79,435
Interest-bearing deposits	$ 215,761	$ 193,879	$ 185,189	$ 176,934	$ 169,567
Total deposits	$ 288,540	$ 267,839	$ 265,053	$ 257,164	$ 249,002
Borrowed funds (c)	$ 60,263	$ 57,419	$ 59,088	$ 52,706	$ 54,532
Total shareholders' equity	$ 49,314	$ 47,728	$ 47,513	$ 45,699	$ 44,710
Common shareholders' equity	$ 45,321	$ 43,742	$ 43,530	$ 41,723	$ 41,258
Accumulated other comprehensive income (loss)	$ 799	$ (725)	$ (148)	$ (265)	$ 130
Period-end common shares outstanding (millions)	433	457	473	485	504
Loans to deposits	83%	84%	83%	82%	83%
Client Assets (billions)					
Discretionary client assets under management	$ 154	$ 148	$ 151	$ 137	$ 134
Nondiscretionary client assets under administration	143	124	131	120	119
Total client assets under administration	297	272	282	257	253
Brokerage account client assets	54	47	49	44	43
Total	$ 351	$ 319	$ 331	$ 301	$ 296
Capital Ratios (d) (e)					
Basel III (f)					
Common equity Tier 1	9.5%	9.6%	9.8%	10.0%	10.0%
Tier 1 risk-based	10.7%	10.8%	N/A	N/A	N/A
Total capital risk-based	12.7%	13.0%	N/A	N/A	N/A
Pro forma Basel III (Non-GAAP) (g)					
Common equity Tier 1	10.1%	N/A	N/A	N/A	N/A
Tier 1 risk-based	11.2%	N/A	N/A	N/A	N/A
Total capital risk-based	13.4%	N/A	N/A	N/A	N/A
Transitional Basel III					
Common equity Tier I	N/A	N/A	10.4%	10.6%	10.6%
Tier 1 risk-based capital	N/A	N/A	11.6%	12.0%	12.0%
Other Selected Ratios					
Dividend payout	36.7%	31.5%	24.7%	29.0%	27.0%
Common shareholders' equity to total assets	11.0%	11.4%	11.4%	11.4%	11.5%
Average common shareholders' equity to average assets	11.1%	11.3%	11.3%	11.5%	11.5%
Selected Statistics					
Employees	51,918	53,063	52,906	52,006	52,513
Retail Banking branches	2,296	2,372	2,459	2,520	2,616
ATMs	9,091	9,162	9,051	9,024	8,956

(a) Includes balances held with the Federal Reserve Bank of Cleveland of $23.2 billion, $10.5 billion, $28.3 billion, $25.1 billion and $30.0 billion as of December 31, 2019, 2018, 2017, 2016 and 2015, respectively.

(b) Represents our held for sale investment in BlackRock.

(c) Includes long-term borrowings of $33.2 billion, $37.4 billion, $43.1 billion, $38.3 billion and $43.6 billion for 2019, 2018, 2017, 2016 and 2015, respectively. Borrowings which mature more than one year after December 31, 2019 are considered to be long-term.

(d) See capital ratios discussion in the Supervision and Regulation section of Item 1 and in the Liquidity and Capital Management portion of the Risk Management section in Item 7 of this Report for additional discussion on these capital ratios. Additional information on the 2015-2017 fully phased-in ratios and Transitional Basel III ratios is included in the Statistical Information (Unaudited) section in Item 8 of this Report.

(e) All ratios are calculated using the regulatory capital methodology applicable to PNC during each period presented, except for the 2015-2017 Basel III Common equity Tier 1 ratios, which are fully phased-in Basel III ratios and are presented as pro forma estimates. Ratios for all periods were calculated based on the standardized approach. (f) The 2019 and 2018 Basel III ratios for Common equity Tier 1 capital and Tier 1 risk-based capital reflect the full phase-in of all Basel III adjustments to these metrics applicable to PNC. The 2019 and 2018 Basel III Total capital risk-based ratios include nonqualifying trust preferred capital securities of $60 million and $80 million, respectively, that are subject to a phase- out period that runs through 2021. (g) Pro forma Basel III ratios are calculated as if the 2019 Tailoring Rules, and PNC's election to opt-out of the inclusion of certain elements of accumulated other comprehensive income in regulatory capital, had been in effect on December 31, 2019. We believe that the pro forma Basel III ratios are a useful tool to assess the impact to our capital position after adoption of the 2019 Tailoring Rules.